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                                                                     Exhibit 5.1

                      [Letterhead of John R. Light, Esq.]

                                  May 5, 1999

Sempra Energy
101 Ash Street
San Diego, CA 92101

  Re: Registration Statement on Form S-3 of Sempra Energy, Sempra Holdings,
     Inc., Sempra Energy Capital Trust I, Sempra Energy Capital Trust II and Sempra Energy Capital Trust III
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Ladies and Gentlemen:

  I am the Executive Vice President and General Counsel of Sempra Energy, a California corporation. In connection with the registration statement on Form S-3 filed on May 5, 1999 (the "Registration Statement") by Sempra Energy, a California Corporation, Sempra Holdings, a California corporation, Sempra Energy Capital Trust I, a Delaware Trust, Sempra Energy Capital Trust II, a Delaware Trust, and Sempra Energy Capital Trust III, a Delaware Trust (collectively, the "Registrants") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested my opinion with respect to the matters set forth below.

  I have reviewed the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration of up to $1,000,000,000 aggregate offering price of (i) one or more series of unsecured senior or subordinated debt securities (the "Debt Securities") which may be issued by Sempra Energy or Sempra Energy Holdings, (ii) shares of common stock, without par value, which may be issued by Sempra Energy (the "Common Stock"), (iii) shares of preferred stock, without par value, which may be issued by Sempra Energy (the "Preferred Stock"), (iv) preferred securities (the "Preferred Securities") which may be issued by each Trust pursuant to their respective Amended and Restated Declarations of Trust (each an "Amended Declaration") and (v) guarantees of the Preferred Securities, which may be issued by Sempra Energy (the "Preferred Securities Guarantees"), and the Debt Securities issued by Sempra Energy Holdings (the "Debt Securities Guarantees" and, together with the Preferred Securities Guarantees, the "Guarantees") described below pursuant to one or more guarantee agreements (each a "Guarantee Agreement"). The Debt Securities, the Guarantees and the Common and Preferred Stock are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock. The Debt Securities may be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), in each case between Sempra Energy or Sempra Holdings and a trustee (each, a "Trustee").
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  In my capacity as General Counsel, I am generally familiar with the proceedings taken and proposed to be taken by the Registrants in connection with the authorization and issuance of the Securities. For purposes of this opinion, I have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware, California and New York laws, in the manner presently proposed.

  I have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to my satisfaction, of all such documents, corporation records and instruments of the Registrants as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

  I have been furnished with, and with your consent have exclusively relied upon, certificates of officers of Sempra Energy with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

  I am opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware and the State of California and with respect to opinion paragraphs 1, 2 and 3 below, the internal laws of the State of New York, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware and California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

  Subject to the foregoing and the other qualifications set forth herein, it is my opinion that, as of the date hereof:

  1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of Sempra Energy and/or Sempra Energy Holdings of any necessary further resolutions duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of Sempra Energy and/or Sempra Energy Holdings against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when each of the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the issuing company or result in a default under or breach of any agreement or instrument binding upon the issuing company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the issuing company, whether imposed by any court or governmental or regulatory body having jurisdiction over the issuing company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the issuing company enforceable against the issuing company in accordance with the terms of the Debt Securities.
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  2. When (a) the Debt Securities Guarantees and the related Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of Sempra Energy of any necessary further resolutions duly authorizing the issuance and delivery of the Debt Securities Guarantees and the related Debt Securities), the Debt Securities Guarantees have been duly executed and delivered and the related Debt Securities have been authenticated by the Trustee and duly executed and delivered on behalf of Sempra Energy against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when each of the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities Guarantees as executed and delivered do not violate any law applicable to Sempra Energy or result in a default under or breach of any agreement or instrument binding upon Sempra Energy, and (e) assuming that the Debt Securities Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to Sempra Energy, whether imposed by any court or governmental or regulatory body having jurisdiction over Sempra Energy, and (f) assuming that the Debt Securities Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities Guarantees will constitute valid and legally binding obligations of Sempra Energy, enforceable against Sempra Energy in accordance with the terms of the Debt Securities Guarantees.

  3. With respect to the Preferred Securities Guarantees, when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the applicable Preferred Securities in accordance with the terms of the applicable Amendment Declaration; (ii) the appropriate officers of Sempra Energy have taken all necessary action to fix and determine the terms of the applicable Preferred Securities Guarantees in accordance with the resolutions adopted by the Board of Directors of Sempra Energy relating to the issuance and delivery of the Preferred Securities; (iii) the terms of the applicable Preferred Securities and the related Preferred Securities Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable amended Declaration and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Declaration of Trust and Amended Declaration, and the Articles of Incorporation and By-laws of Sempra Energy, or result in a default under or breach of any agreement or instrument binding upon the applicable Trust or Sempra Energy; (iv) the applicable Guarantee Agreement has been duly executed and delivered; (v) the applicable Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto; (vi) certificates representing the applicable Preferred Securities have been manually authenticated by an authorized officer of the applicable Property Trustee (as defined in the applicable Amended Declaration) for the applicable Preferred Securities and registered by such Property Trustee and delivered to the purchasers thereof;
(vii) the applicable Trust receives the agreed-upon consideration therefor and
(viii) the applicable Guarantee Agreement shall have been qualified under the Trust Indenture Act of 1939, as amended, the applicable Preferred Securities Guarantee will be a valid and binding obligation of Sempra Energy enforceable in accordance with its terms.

  4. Sempra Energy has the authority pursuant to its Articles of Incorporation to issue up to 750,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. Upon adoption by the Board of Directors of Sempra Energy of any necessary further resolutions in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the
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manner contemplated by the Registration Statement, the Prospectus and the
related Prospectus Supplement(s) and by such resolution, such shares of common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) or Preferred Stock will be validly issued, fully paid and nonassessable.

  The opinions set forth in paragraphs 1 through 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) requirements that a claim with respect to any Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law;
(v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or current unit; (vi) I express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and
(vii) I express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principle amount thereof which might be determined to constitute unearned interest thereon.

  I have assumed for purposes of this opinion that the applicable Indenture constitutes the legally valid, binding and enforceable obligation of each of Sempra Energy and Sempra Energy Holdings enforceable against each of Sempra Energy and Sempra Energy Holdings in accordance with its terms; and that Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

  I consent to your filling this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of the Securities and the Guarantees" in the Prospectus included therein.

                                          Very truly yours,

                                          /s/ John R. Light
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                                          John R. Light, Esq.
                                          Executive Vice President and General
                                           Counsel